     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2006

                                                 REGISTRATION NO. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               EMERSON RADIO CORP.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         22-3285224
  (State or other jurisdiction                             (I.R.S. employer
of incorporation or organization)                        identification number)

                                 NINE ENTIN ROAD
                          PARSIPPANY, NEW JERSEY 07054
               (Address of principal executive offices; zip code)

    EMERSON RADIO CORP. 2004 NON-EMPLOYEE OUTSIDE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                            CHRISTINA A. IATROU, ESQ.
                             ACTING GENERAL COUNSEL
                               EMERSON RADIO CORP.
                                 NINE ENTIN ROAD
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 884-5800
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                            STEVEN M. SKOLNICK, ESQ.
                              LOWENSTEIN SANDLER PC
                              65 LIVINGSTON AVENUE
                           ROSELAND, NEW JERSEY 07068
                                 (973) 597-2500


                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                        Proposed                Proposed
   Title of Securities         Amount to be         Maximum Offering        Maximum Aggregate          Amount of
    to be Registered            Registered           Price per Share         Offering Price         Registration Fee
-------------------------- ---------------------- ---------------------- ------------------------ ---------------------
common stock, par value
$.01 per share                250,000 shares (1)           (2)                $787,918 (2)                $85
                                8,334 shares (3)        $3.49 (4)             $ 29,086 (4)
                              241,666 shares (5)        $3.14 (6)             $758,832 (6)
=======================================================================================================================


(1) This registration statement is being filed with the Securities and Exchange Commission to register 250,000 shares of common stock, par value $.01 per share, of the registrant ("Common Stock"), which may be issued upon the exercise of stock options under the Emerson Radio Corp. 2004 Non-Employee Outside Director Stock Option Plan (the "Plan"), 8,334 shares of which may be issued upon exercise of stock options or stock purchase rights that may be issued under the Plan and 241,666 shares of which may be issued upon exercise of stock options that have been issued under the Plan. In addition to such shares, this Registration Statement also covers additional shares of common stock as may be issuable pursuant to the anti-dilution provisions set forth in the Plan.
(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on (i) estimates in accordance with Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended (the "Securities Act"), with respect to 8,334 shares of Common Stock, which may be issued upon the exercise of stock options that may be issued under the Plan, and (ii) calculations in accordance with Rule 457(h)(1) of the Securities Act, with respect to 241,666 shares of Common Stock, which may be issued upon the exercise of stock options that have been issued under the Plan. See Footnote Nos. 4 and 6 below.
(3) Represents an aggregate of 8,334 shares of Common Stock of the 250,000 shares of Common Stock with respect to which this registration statement relates, which may be issued upon the exercise of stock options that may be issued under the Plan.
(4) Estimated, in accordance with Rule 457(c) and Rule 457(h)(1) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices for a share of Common Stock on the American Stock Exchange on March 24, 2006, which is within five days prior to the date of this registration statement.
(5) Represents an aggregate of 241,666 shares of Common Stock of the 250,000 shares of Common Stock with respect to which this registration statement relates, which may be issued upon exercise of stock options that have been issued under the Plan.
(6) Calculated in accordance with Rule 457(h)(1) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated based on the weighted-average exercise price of stock options that have been granted under the Plan.

===============================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required to be contained in the Section 10(a) prospectus is omitted from this registration statement pursuant to Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the note to
Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate" into this registration statement information we file with other documents. This means that we may disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this registration statement, and information we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this registration statement, and all future documents filed with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until we terminate the offering of these shares:

         (i) our Annual Report on Form 10-K for the year ended March 31, 2005, as amended;

         (ii) our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005;

         (iii) our Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 5, 2005, July 6, 2005, July 8, 2005, August 25, 2005, November 16, 2005, December 5, 2005, December 9, 2005, December 29, 2005,
January 4, 2006, February 2, 2006, February 15, 2006 and March 7, 2006;

         (iv) our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2005; and

         (v) the description of our common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and declared effective by the Securities and Exchange Commission on December 27, 1994 (File No. 1-7731) and any and all amendments and reports filed for the purpose of updating such description.

         All documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("GCL") provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in nonderivative suits for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In the case of criminal actions and proceedings, such person must have had no reasonable cause to believe his or her conduct was unlawful. Indemnification of expenses is authorized in stockholder derivative suits where such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and so long as he or she had not been found liable for negligence or misconduct in the performance of his or her duty to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deems proper. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses (including attorney's fees).

         Our Certificate of Incorporation and Bylaws provide that we shall indemnify any person to the full extent permitted by the GCL, as the same exists, or as it may be amended. However, in the case of amendment, the indemnification rights extend only to the extent that such amendment permits us to provide broader indemnification rights than the GCL provided prior to such amendment. Approval from the board of directors to initiate a suit against us is a prerequisite for indemnification of such person initiating the suit. For our officers and directors, advancement of expenses prior to a final disposition of a proceeding is permitted only if such officer or director delivers to us a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the GCL and a written affirmation, by or on behalf of such officer or director, to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to indemnification. Any indemnification or advance of expenses must be reported to our stockholders in writing. If we do not pay a claim for indemnification within ninety days after receipt of a written claim, a suit to recover the unpaid amount may be brought by the person seeking indemnification. Such person, if successful in whole or in part in his or her suit to compel indemnification, will be entitled to the reasonable expenses of prosecuting such suit. We have the power and authority to purchase and maintain insurance or another arrangement against any claim, damage, loss or risk, regardless of whether we have such power to indemnify under our Certificate of Incorporation and Bylaws and the GCL. All indemnification rights conferred by our Certificate of Incorporation and Bylaws are not intended to apply to any of our predecessor entities.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to our Certificate of Incorporation and By-Laws and the GCL, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         In accordance with Section 102(b)(7) of the GCL, our Certificate of Incorporation eliminates the personal liability of directors to us or to our stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(b)(7). Our directors are personally liable for liabilities incurred for breach of director's duty of loyalty, for actions or omissions not in good faith, under Section 174 of the GCL or for any transaction in which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

         The exhibits accompanying this registration statement are listed on the accompanying exhibit index.

ITEM 9. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any acts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Parsippany, State of New Jersey, on the 29th day of March, 2006.

                                           EMERSON RADIO CORP.


                                           /s/ Geoffrey P. Jurick
                                           ------------------------------------
                                           By: Geoffrey P. Jurick
                                               Chairman, President and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Name" constitutes and appoints Geoffrey P. Jurick and Guy A. Paglinco or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed under Rule 462(b), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


Name                                        Title                                       Date
----                                        -----                                       ----
/s/ Geoffrey P. Jurick            Chairman of the Board, President                  March 29, 2006
----------------------------      and Chief Executive Officer
Geoffrey P. Jurick                (principal executive officer)

/s/ Guy A. Paglinco               Vice President and Chief                          March 29, 2006
----------------------------      Financial Officer (principal
Guy A. Paglinco                   accounting and financial officer)


/s/ Michael A.B. Binney           Director                                          March 29, 2006
----------------------------
Michael A.B. Binney

/s/ Peter G. Bunger               Director                                          March 29, 2006
----------------------------
Peter G. Bunger

/s/ Jerome H. Farnum              Director                                          March 29, 2006
----------------------------
Jerome H. Farnum

/s/ W. Michael Driscoll           Director                                          March 29, 2006
----------------------------
W. Michael Driscoll

/s/ Eduard Will                   Director                                          March 29, 2006
----------------------------
Eduard Will


                                  EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION
------        -----------
  4.1         Certificate of Incorporation of Emerson (incorporated by reference to Exhibit (3)(a) of Emerson's Registration Statement on Form S-1,
              Registration No. 33-53621, declared effective by the SEC on August
              9, 1994).

  4.2 Certificate of Designation for Series A Preferred Stock (incorporated by reference to Exhibit (3) (b) of Emerson's Registration Statement on Form S-1, Registration No. 33-53621, declared effective by the SEC on August 9, 1994).

  4.3 Amendment, dated February 14, 1996, to the Certificate of Incorporation of Emerson (incorporated by reference to Exhibit (3)
              (a) of Emerson's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995).

  4.4 By-Laws of Emerson, adopted on March 1994 (incorporated by reference to Exhibit (3) (e) of Emerson's Registration Statement on Form S-1, Registration No. 33-53621, declared effective by the SEC on August 9, 1994).

  4.5 Amendment, dated November 28, 1995, to the By-Laws of Emerson adopted March 1994 (incorporated by reference to Exhibit (3) (b) of Emerson's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995).

  4.6         Emerson Radio Corp. 2004 Non-Employee Outside Director Stock
              Option Plan.

  5.1         Opinion of Lowenstein Sandler PC.

 23.1         Consent of Independent Public Accountants.

 23.2         Consent of Lowenstein Sandler PC (contained in Exhibit 5.1).

 24.1 Power of Attorney (included on the signature page of this registration statement)